Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.


                                    ARTICLE 1

                                     OFFICES

     SECTION 1. Principal Office. The principal office of International Thoroughbred Breeders, Inc. (Hereinafter called the Corporation) in the State of Delaware shall be at No. 100 West Tenth Street, City of Wilmington, County of New Castle. The name of the resident agent in charge thereof is The Corporation Trust Company.

     SECTION 2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors (hereinafter called the Board) may from time to time determine or the business of the Corporation requires.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place as may be designated in the notice thereof.

     SECTION 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board or the President to be held at such date, time and place as may be designated in the notice thereof.

     SECTION 3. Notice of Meetings. Every stockholder shall furnish the secretary with an address at which notices of meetings and other corporate notices may be served on or mailed to him. Except as otherwise expressly required by law, notice of each meeting of the stockholders shall be given, at least 15 days in the case of an annual meeting and at least 10 days in the case of a special meeting before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by mailing such notice in postage paid envelope addressed to him at his last postoffice address appearing on the stock records of the Corporation. Every such notice shall state briefly the purposes thereof. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who

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shall,  in person or by  attorney  thereunto  authorized,  waive such  notice in writing or by telegraph, cable or other form of recorded communication, either before or after such meeting.

     SECTION 4. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 5. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding one-third of the shares of stock of the Corporation issued and outstanding, and entitled to be voted thereat, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment of adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

          (a)  the Chairman of the Board;

          (b)  the President;

          (c) any other officer of the Corporation designated by the board to act as chairman of such meeting and to preside thereat if the chairman or the President shall be absent from such meeting; or

          (d) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary, or, if he shall be presiding over the meeting in accordance with the provisions of this

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Section,  or, if he shall be absent from such meeting,  the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 7. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat. In the discretion of the chairman of the meeting, matters may be taken up which are not stated in the notice of meeting sent to the stockholders.

     SECTION 8. Voting. Each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation.

          (a)  on the date  fixed  pursuant  to the  provisions  of Section 5 of
               Article VII of these By-Laws as the record date for the determination of stockholder who shall be entitled to receive notice of and to vote at such meeting, or

          (b) if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be entitled to vote. Any vote on stock of the Corporation may be given at any meeting of the stockholders by the stockholders entitled thereto in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders all matters, except as otherwise providing in these By-Laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, of there shall be such proxy, and shall state the number of shares voted.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board.

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     SECTION 1. Number and Time of Holding Office. The number of directors shall be fixed from time to time by vote of a majority of the whole Board. Each of the directors of the Corporation shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal in the manner hereinafter provided.

     SECTION 3. Election of Directors. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

     SECTION 4. Organization and Order of Business. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

          (a)  the Chairman of the Board;

          (b)  the President

          (c) any director chosen by a majority of the directors present thereat.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary if any of them shall be present at such meeting) whom the chairman shall appoint, shall act as a secretary of such meeting and keep the minutes thereof.

     SECTION 5. Resignations. Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board of the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 6. Removal of Directors. A director or directors of the Corporation may be removed, either with or without cause, at any time by vote of a majority of the Corporation's common stock then outstanding and in accordance with Section 141 of the Delaware Corporation Law.

                  SECTION 7. Vacancies. In case of any vacancy in the Board or in the case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by the affirmative vote of not less than 75% of the directors then in office.

     SECTION 8. Place of Meeting. The Board may hold its meetings at such place or

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places  within or without  the State of  Delaware  as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

     SECTION 9. Meetings.

     (A.) First Meeting. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business at the time and place theretofore fixed by the Board for the next regular meeting of the Board and no notice thereof need be given; provided, however, that the Board may determine that such meeting may be held at a different place and time but notice thereof shall be given in the manner thereinafter provided for special meetings of the Board.

     (B.) Regular Meeting. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine. Notices of regular meeting need not be given.

     (C.) Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the President or by a majority of the directors at the time in office. The Secretary shall give notice to each director of each such special meeting, including the time and place and purposes of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, and shall be sent to him by telegraph, cable, whreless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held.

     Notice of any special meeting shall not be required to be given to any director who shall attend such meeting in person or by proxy, or who shall waive such notice in writing or by telegraph, cable or other form of recorded communication, either before, during or after such meeting. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board unless notice of the meeting specifically states that action will be taken only upon the matters listed in the notice.

     SECTION 10. Quorum and Manner of Acting. A majority of the then authorized number of directors ahall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

     SECTION 11. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or

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member  of a  committee  for any  expenses  incurred  by him on  account  of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, such number of Vice Presidents (including any Executive and/or Senior Vice Presidents) as the Board may determine from time to time, a Treasurer and a Secretary. Such officers shall annually be elected by the vote of a majority of the whole Board at its first meeting after the annual meeting of the stockholders and shall hold office until the first meeting of the Board after the next annual meeting of the stockholders and until their successors are elected.

     The Board may appoint such other officers as it deems necessary who shall have such authority and shall perform such duties as the Board may prescribe.

     If additional officers are elected or appointed during the year, they shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until their successors are elected or appointed.

     A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

     All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

     Any officer may resign at any time by giving written notice to the Chairman of the Board or to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 2. The Chairman of the Board. The Chairman shall preside as chairman at all meetings of the Board and of the stockholders at which he is present.

     SECTION 3. The President. The President shall preside as chairman at all meetings of the Board and of the stockholders at which he is present and the Chairman of the Board is not present, and shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation and shall have the direction of all officers, agents and employees of the Board of Directors.


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     SECTION 4. Vice Presidents.  Each Vice President shall have such powers and duties as shall be prescribed by the President or the Board.

     SECTION 5. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation. He shall formulate the investment and financial policies of the Corporation for submission to the President or the Board and shall be the principal officer in charge of the accounts of the Corporation, shall maintain adequate accounting records, and shall be responsible for the preparation of financial statements and reports on the operation of the business.

     SECTION 6. Secretary. The Secretary shall keep the records of all meetings of the stockholders and of the Board. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records).

                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1. Execution of Documents. The Board shall designate the officers and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation.

     SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors of the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

     SECTION 3. Proxies In Respect of Stock or Other Securities of Other Corporation. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board or the President of any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities; the Chairman of the Board of the President or Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chairman of the Board of the President or any Vice President may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

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                                   ARTICLE VI

                                BOOKS AND RECORDS

     The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.


                                   ARTICLE VII

                            SHARES AND THEIR TRANSFER


     SECTION 1. Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

     SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner therefor for all purposes as regards the Corporation.

     SECTION 3. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

     SECTION 4. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board may, in its discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or

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unlimited,  in such form and with such  surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 5. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, the conversion or exchange of stock or for the purposes of any other lawful action, the Board may fix a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.


                                  ARTICLE VIII

                                      SEAL

     The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal 1980 Delaware."

                                   ARTICLE IX

                                   FISCAL YEAR

     The fiscal year of the Corporation shall end on such date in each year as shall be determined by the Board of Directors.


                                    ARTICLE X

                                   AMENDMENTS

     The By-Laws of the Corporation shall be subject to alteration or repeal by the affirmative vote of a majority of the whole Board given at any meeting of the Board provided for in these Articles, subject to the right of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting, to alter or repeal any By-Law made by the Board.





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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.

                     Action by Unanimous Consent in Writing
                            of the Board of Directors

                              Dated: July 14, 1998


     The undersigned, constituting the entire Board of Directors of International Thoroughbred Breeders, Inc. ("ITB"), by unanimous consent in writing, without the formality of convening a meeting, do hereby severally and collectively consent to the following actions of ITB:

          WHEREAS, ITB and the members of the Board of Directors, among other parties, have executed a Stipulation and Agreement of Compromise, Settlement and Release dated July 2, 1998 (the "Stipulation").

          NOW THEREFORE, BE IT

          RESOLVED, that pursuant to Article III, Section 2 of ITB's By-Laws, effective upon the Mailing Date of the Stipulation as defined therein, the number of directors of ITB shall be fixed at six.

          FURTHER RESOLVED, that this Action by Unanimous Consent in Writing may be executed in one or more counterparts, and when each director has executed at least one counterpart, the foregoing resolutions shall be deemed adopted and in full force and effect as of the date hereof.

S/S Michael C. Abraham                       S/S Anthony Coelho

S/S Nunzio P. DeSantis                       S/S Charles R. Dees, Jr.

S/S Frank A. Leo                             S/S Francis W. Murray

S/S Robert J. Quigley                        S/S Kenneth S. Scholl

S/S Joseph Zappala


                       Consisting of All of the Directors


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